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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BioTransplant Incorporated of our report dated March 7, 2001 relating to the financial statements of Eligix, Inc., which appears in the Current Report on Form 8-K/A of BioTransplant Incorporated dated May 15, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
December 6, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS